UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

2315 N. First Street, San Jose CA 95131

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 943-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2017, Cavium, Inc. (“Cavium”) held its 2017 Annual Meeting of Stockholders at Cavium’s corporate offices in San Jose, California. At the Annual Meeting, the Cavium stockholders voted on the following four proposals:

(a)	To elect the director nominee named below to serve until the 2020 Annual Meeting of Stockholders. The following named nominee was elected, with the vote thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Vote
Edward H. Frank	59,087,513	1,055,090	4,197,298

(b)	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of Cavium for its fiscal year ending December 31, 2017. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
63,924,851	300,379	114,671	0

(c)	To approve, on an advisory basis, the compensation of the Cavium named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting. This proposal was approved, with votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
53,728,742	6,295,976	117,885	4,197,298

(d)	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Cavium’s named executive officers. The frequency of one year was approved, with votes thereon at the Annual Meeting as follows:

Final Voting Results
One year	Two Years	Three Years	Abstain	Broker Non-Vote
56,733,291	8,360	3,271,716	129,236	4,197,298

Cavium has determined to hold an advisory vote on the compensation of the company’s named executive officers on an annual basis, consistent with the advisory vote of the stockholders at the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2017	CAVIUM, INC.

	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
SVP, General Counsel and Secretary